UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 12, 2012

FREQUENCY ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8061	11-1986657
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 Charles Lindbergh Blvd., Mitchel Field, NY	11553
(Address of principal executive offices)	(Zip Code)

(516) 794-4500

(Registrant's telephone number, including area code)

NONE

(Former name, former address and former fiscal year, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01 OTHER EVENTS

On December 12, 2012, the board of directors of the registrant declared a special cash dividend in the per share amount of $0.20 on the common stock of the registrant, payable on December 31, 2012 to stockholders of record of such stock at the close of business on December 24, 2012.

Registrant’s cash dividend policy calls for the declaration and payment of dividends to holders of registrant’s common stock, subject to the discretion and satisfaction of registrant’s board of directors with registrant’s financial condition, results of its operations, and its prospects for future investments in growth, at the time of the declaration of such dividends.

ITEM 9.01 (c). Exhibits.

99.1	Press Release of Frequency Electronics, Inc., dated December 12, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREQUENCY ELECTRONICS, INC.

By:	/s/ Alan Miller
Alan Miller
Secretary/Treasurer and Chief Financial Officer Signing on behalf of the registrant and as principal financial officer

Dated: December 17, 2012

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